Current Standard of Care Needs Improvement !



- Pap test developed in 1941 still in use today
- High false negative rate (30-40%) means missed disease and delays in diagnosis
- High false positive rate (only 20% of resulting biopsies are positive for CIN2/3) means billions of dollars in unnecessary costs as a result

Guided Therapeutics™